Exhibit 10.2

JOINDER AND FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Joinder and First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 26th day of February, 2018 (the “First Amendment Effective Date”), by and between SILICON VALLEY BANK, a California corporation (“Bank”) and SPROUT SOCIAL, INC., a Delaware corporation (the “Existing Borrower”), with offices located at 131 S. Dearborn, Suite 700, Chicago, Illinois 60603.
RECITALS
A.    Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of December 1, 2017, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.
C.    Existing Borrower has requested that Bank amend the Loan Agreement to (i) add a new co-Borrower to the Loan Agreement, (ii) provide for a Letter of Credit sub-limit; and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Joinder to Loan Agreement. The undersigned, SIMPLY MEASURED, INC., a Washington corporation (“New Borrower”, and together with Existing Borrower, jointly and severally, individually and collectively, singly, the “Borrower” and collectively, the “Borrowers”), hereby joins the Loan Agreement and each of the other applicable Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints each other Borrower as agent for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.
3.    Subrogation and Similar Rights. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law with respect to the Loan Documents. Each Borrower waives any right to require Bank to: (i) proceed against either Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against either Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement or other Loan Document, until the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of the Agreement) have been repaid in full, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void until the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of the Agreement) have been repaid in full. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.
4.    Grant of Security Interest. To secure the prompt payment and performance of all the Obligations, New Borrower hereby grants to Bank a continuing security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral (as described on Exhibit A to the Loan Agreement), whether now owned or existing or hereafter created, acquired or arising, and wherever located. New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.
5.    Representations and Warranties. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct in all material respects on the date hereof with respect to New Borrower (other than with respect to those representations and warranties expressly referring to a specific date, which shall remain be true and correct in all material respects as of such date), with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.
6.    Delivery of Documents. New Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or contemporaneously with delivery of this Amendment, each in form and substance satisfactory to the Bank:

A.	the completed Borrowing Resolutions for New Borrower, together with the duly executed original signatures thereto;

B.
the Operating Documents and long-form good standing certificate of New Borrower certified by the Secretary of State of Washington and the jurisdiction in which New Borrower’s chief executive office is located, each as of a date no earlier than thirty (30) days prior to the date hereof;

C.
to the extent not already on file with Bank, a landlord’s consent in favor of Bank for New Borrower’s chief executive office by the respective landlord thereof, together with the duly executed original signatures thereto;

D.
certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released;

E.	a Perfection Certificate of New Borrower, together with the duly executed original signature thereto (the “New Borrower Perfection Certificate”);

F.
evidence satisfactory to Bank that the insurance policies and endorsements required by the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

G.	such other documents as Bank may have reasonably requested.
7.    Amendments to Loan Agreement.
7.1    Section 2.2.1 (Letters of Credit Sublimit). The following is added as Section 2.2.1 immediately following Section 2.2:
“2.2.1    Letters of Credit Sublimit.
(a)    As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent amount utilized for the issuance of Letters of Credit shall at all times reduce the amount otherwise available for Advances under the

Revolving Line. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (i) Five Million Dollars ($5,000,000.00) and (ii) (A) the lesser of (1) the Revolving Line or (2) the Borrowing Base minus (B) the sum of all outstanding principal amounts of any Advances. On and after the First Amendment Effective Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Section 2.5(g), reimbursement of costs and expenses to the extent provided herein and for purposes of being secured by the Collateral, a Letter of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement (which shall control in the event of a conflict).
(b)    If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to at least one hundred five percent (105.0%) for Letters of Credit denominated in Dollars or at least one hundred ten percent (110.0%) for Letters of Credit denominated in a Foreign Currency, in each case of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.
(c)    The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.
(d)    Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(e)    To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Bank in its sole discretion) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.”
7.2    Section 2.3 (Overadvances). Section 2.3 is deleted in its entirety and replaced with the following:
“2.3    Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances, plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).”
7.3    Section 2.5 (Fees). The following new subsection 2.5(g) is inserted immediately following subsection 2.5(f) thereof:
“(g)    Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank.”
7.4    Section 6.3(b) (Disputes). Section 6.3(b) is deleted in its entirety and replaced with the following:
“(b)    Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts involving amounts, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000.00). Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, (A) the total outstanding Advances plus (B) the aggregate Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit, plus an amount equal to the Letter of Credit Reserve), will not exceed the lesser of the Revolving Line or the Borrowing Base.”
7.5    Section 6.13 (Formation or Acquisition of Subsidiaries). Section 6.13 is deleted in its entirety and replaced with the following:
“6.13    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, Borrower shall, at Bank’s request with respect to any Foreign Subsidiary (subject to the provisions set forth below), and in any event with respect to any Domestic Subsidiary (a) cause such new Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a Guaranty to become a Guarantor hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document. Notwithstanding the foregoing, (i) with respect to any Foreign Subsidiary formed or acquired by Borrower, and any such Foreign Subsidiary has total asset with a book value of less than Seven Hundred Fifty Thousand Dollars ($750,000.00), then such Foreign Subsidiary shall not be required to become a party to the Loan Documents as a “Borrower” or “Guarantor” hereunder, and Borrower shall, at Bank’s request, grant and pledge to Bank a perfected security interest in up to sixty-six percent (66%) of the voting stock, units or other evidence of ownership of such Foreign Subsidiary and one hundred percent (100%) of all other non-voting stock, units or other evidence of ownership of such Foreign Subsidiary; (ii) Borrower shall not be required to cause any of the Irish Subsidiary, the UK Subsidiary and/or the Canadian Subsidiary to comply with this Section 6.13 until requested by Bank, in its good faith business discretion; and (iii) Borrower shall not be required to cause TTAGG, Inc., a Delaware corporation to comply with this Section 6.13.”
7.6    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:
“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the aggregate Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed

Letters of Credit, plus an amount equal to the Letter of Credit Reserve), and minus (c) the outstanding principal balance of any Advances.
“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”), and shall include, without limitation, any Letters of Credit pursuant to Section 2.2.1.
“Borrower” is, individually and collectively, jointly and severally, Sprout Social and Simply Measured.
“Credit Extension” is any Advance, any Overadvance, Letter of Credit, or any other extension of credit by Bank for Borrower’s benefit.
“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.2.1; provided, that such term shall include each Existing Letter of Credit.
7.7    Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:
“Canadian Subsidiary” is Sprout Social Canada, Limited, a Canadian organization with a Canada Revenue Agency Business Number 773626882 NS000, and a wholly owned Subsidiary of Sprout Social.
“Existing Letters of Credit” means (i) the Letter of Credit #001100364888, in the face amount equal to $2,930,000.00; and (ii) the Letter of Credit #001100318511, in the face amount equal to $440,000.00.
“First Amendment Effective Date” is February 26, 2018.
“Letter of Credit Application” is defined in Section 2.2.1(b).
“Letter of Credit Reserve” is defined in Section 2.2.1(e).
“Simply Measured” is Simply Measured, Inc., a Washington corporation and wholly owned Subsidiary of Sprout Social.
“Sprout Social” is Sprout Social, Inc., a Delaware corporation.

“UK Subsidiary” is Sprout Social UK Ltd, a company formed under the laws of England and Wales with a Company number of 11151277, and a wholly owned Subsidiary of Sprout Social.
7.8    Section 13 (Definitions). Clause (a) of the definition of “Permitted Investments” appearing in Section 13.1 is deleted in its entirety and replaced with the following:
“(a)    Investments (including, without limitation, Subsidiaries) existing on the First Amendment Effective Date and shown on the Perfection Certificate;”
7.9    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.
8.    Consent to Formation of Subsidiaries. Borrower has advised Bank that Borrower has created the UK Subsidiary and the Canadian Subsidiary, in violation of the negative covenants contained in Section 7.3 and Section 7.7 of the Loan Agreement. Subject to the terms and conditions of this Amendment, Bank hereby consents to and ratifies the creation of such UK Subsidiary and Canadian Subsidiary, notwithstanding the negative covenants contained in Sections 7.3 and 7.7 of the Loan Agreement, and notwithstanding the requirements of former Section 6.13 of the Loan Agreement. In addition, Bank hereby waives any Event of Default that may have occurred as a result of the creation of the UK Subsidiary and the Canadian Subsidiary in violation of such negative covenants.
9.    Limitation of Amendments.
9.1    The amendments set forth in Section 7 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
9.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
10.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
10.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

10.2    Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
10.3    The organizational documents of Existing Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, or have otherwise been delivered to Bank in connection with the First Amendment Effective Date;
10.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
10.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
10.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
10.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
11.    Updated Perfection Certificate. In connection with this Amendment, Sprout Social has provided Bank an updated Perfection Certificate (the “Updated Perfection Certificate”). Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in such Updated Perfection Certificate, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Updated Perfection Certificate have not changed, as of the date hereof. From and after the First Amendment Effective Date, all references to the “Perfection Certificate” in the Loan Documents shall, solely with respect to Sprout Social, be deemed to be a reference to such Updated Perfection Certificate.
12.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
13.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
14.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) delivery by New Borrower of each document listed in Section 6 above; (c) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment; (d) duly executed original signatures to the updated Perfection Certificate of Existing Borrower; and (e) such other documents as Bank shall reasonable request.
15.    Post-Closing Matters. On or before the date that is thirty (30) days after the First Amendment Effective Date (or such later date as Bank shall determine, in its sole discretion), Borrower shall deliver to Bank a fully executed Control Agreement for the JPMorgan Accounts.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK
SILICON VALLEY BANK

By: __________________________

Name: _________________________

Title: _________________________

BORROWER
SPROUT SOCIAL, INC.	SIMPLY MEASURED, INC.

By: __________________________	By: __________________________
Name: ________________________	Name: ________________________
Title: _________________________	Title: _________________________

Schedule 1
EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:	___________________________
FROM:	SPROUT SOCIAL, INC.
SIMPLY MEASURED, INC.
The undersigned authorized officer of SPROUT SOCIAL, INC., a Delaware corporation (“Sprout”) and SIMPLY MEASURED, INC., a Washington corporation (“Simply Measured”, and together with Sprout and any other entity executing a Joinder to this Agreement, individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts), including, without limitation, details of Borrower’s Recurring revenue including, without limitation, total Recurring Revenue, total customers, new subscriptions in process, the Advance Rate and the Churn Percentage
	With each request for an Advance and monthly, within 30 days	Yes No
Board approved projections
within thirty (30) days after the latest to occur of (i) end of each fiscal year of Borrower or (ii) approval by Borrower’s Board, and promptly (and in any event within three (3) Business Days) upon Board approval with any updates or amendments thereto
Yes No

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Revenue	See Section 6.9(a)	$	Yes No
The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Sprout Social, Inc.	BANK USE ONLY
Simply Measured, Inc.
Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________
By: ___________________________
Name: _________________________	Verified: ________________________
Title:___________________________	AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
[Financial Covenants of Borrower]
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:    ____________________
I.    Minimum Revenue (Section 6.9(a))
Required:    Achieve minimum revenue, determined in accordance with GAAP, based solely on the revenue of Sprout, measured on a monthly basis as of the last day of each monthly period listed below, of at least the following amounts indicated below:

Monthly Period Ending	Sprout’s Minimum Revenue

January 31, 2018	$4,200,000.00

February 28, 2018	$4,292,838.69

March 31, 2018	$4,387,729.53

April 30, 2018	$4,484,717.88

May 31, 2018	$4,583,850.11

June 30, 2018	$4,685,173.60

July 31, 2018	$4,788,736.79

August 31, 2018	$4,894,589.18

September 30, 2018	$5,002,781.39

October 31, 2018	$5,113,365.12

November 30, 2018	$5,226,393.25

December 31, 2018	$5,341,919.80
For the monthly periods ending January 31, 2019 and thereafter, the minimum monthly revenue requirements will be determined by Bank, n its good faith business judgment, based on the applicable projections delivered by Borrower in accordance with Section 6.2(d); provided, that (i) such levels will be set by Bank on or before December 31, 2018; (ii) the covenant levels determined by Bank will indicate not less than twenty-five percent (25%) year-over-year growth for the corresponding period in 2018; and (iii) such covenant levels will include revenue of Sprout and its Subsidiaries, on a consolidated basis. Failure to have such covenant levels determined on or before January 31, 2019 will result in an Event of Default for which no cure or grace period shall apply.
Actual: All amounts measured on a monthly basis:

A.	Trailing three month revenue of Sprout	$______________________

Is line A equal to or greater than $[                                            ]?

No, not in compliance	Yes, in compliance
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